                                                                    EXHIBIT 99.1


        PLUMAS BANK APPROVED TO BUY FIVE BRANCHES FROM PLACER SIERRA BANK

Quincy, California, September 29, 2003 -- Plumas Bank, a subsidiary of Plumas Bancorp (OTC:PLBC), announced today that it has received final regulatory approval to purchase five full-service bank branches from Auburn based Placer Sierra Bank. These branches are located in Quincy, Portola, Loyalton, Truckee and Kings Beach, California.

"We are looking forward to serving these new customers," said Bill Elliott, president and chief executive officer of Plumas Bank, "and conversion teams from both Placer Sierra Bank and Plumas Bank have been working for many months to make a smooth transition for them. Important notification letters will be sent to all customers in these five branches next week.

"We anticipate that the conversion will take place after the close of business on November 14, 2003," Elliott concluded.

Plumas Bank, the wholly owned subsidiary of Plumas Bancorp, currently operates nine traditional bank branches in Northeastern California's Plumas, Lassen, Modoc, Nevada, and Shasta counties. The bank provides consumer and commercial banking services, mortgage banking, and various investment and insurance services. Plumas Bancorp's stock is listed on the over-the-counter market under the stock symbol PLBC.

                                       ###

This news release includes forward-looking statements about Placer Sierra Bank's and Plumas Bank's financial condition, results of operations, plans, objectives and/or future performance. A number of factors, many of which are beyond the control of Placer Sierra Bank and Plumas Bank, could cause actual results to differ materially from those in the forward-looking statements.